Exhibit 13(a)(4)(ii)

July 2, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by DWS Global High Income Fund and DWS Fixed Income Opportunities Fund (the “Funds”), (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of Item 13 of Form N-CSR for the Funds dated July 2, 2019. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts